Exhibit 99.1

IDEXX Laboratories Announces First Quarter Results

WESTBROOK, Maine, May 4, 2021 /PRNewswire/ --

  Achieves reported revenue growth of 24% and organic growth of 21%, driven by CAG Diagnostics recurring revenue growth of 27% as reported and 23% organic
  Delivers EPS of $2.35, representing 82% growth as reported and 73% on a comparable basis
  Increases 2021 revenue guidance to $3,105 million - $3,160 million, reflecting higher expectations for reported growth of 14.5% - 16.5% and organic growth of 13% - 15%, supported by projected CAG Diagnostics recurring revenue growth of 16% - 17.5% as reported and 14.5% - 16% organic
  Raises 2021 EPS outlook to $7.88 - $8.18, reflecting expectations for 1.5% higher organic revenue growth and targeted operating margin improvement of 270 - 320 basis points as reported and 150 - 200 basis points on a comparable basis

IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced first quarter results, as well as an update on U.S. companion animal diagnostics market trends.

First Quarter Results

The Company reports revenues of $778 million for the first quarter of 2021, an increase of 24% as reported and 21% organic. First quarter results were driven by Companion Animal Group ("CAG") Diagnostics recurring revenue growth of 27% reported and 23% organic, reflecting continued high gains in the U.S. and internationally, as well as 31% reported and 27% organic growth in CAG Diagnostics capital instrument revenue. Overall revenue growth was also supported by 15% reported and 9% organic revenue growth in the Livestock, Poultry and Dairy ("LPD") business and by approximately 1% of growth benefit from revenues associated with OPTI Medical Systems COVID-19 human PCR testing.

Earnings per diluted share ("EPS") of $2.35 for the first quarter was supported by strong operating margin gains, reflecting benefits from high CAG Diagnostics recurring revenue growth and favorable comparisons to higher prior year pre-COVID-19 operating expense levels. Overall operating margins improved 880 basis points as reported compared to prior year levels and 830 basis points on a comparable basis. EPS results also benefited from a higher than expected $0.17 per share in tax benefits from share-based compensation.

"The IDEXX team delivered exceptional performance in the first quarter, reflecting continued robust demand for companion animal healthcare globally, supported by our innovation and direct commercial engagement," said Jay Mazelsky, the Company's President and Chief Executive Officer. "We achieved 32% year-over-year growth in CAG premium instrument placements, as our customers look ahead to supporting continued strong global demand for companion animal diagnostics. We look forward to building on this momentum with the successful rollout of ProCyte OneTM, our next-generation hematology point of care instrument. We also continue to drive exceptional performance in our global reference lab business, supported by higher growth in international markets leveraging our IDEXX 360 program. Our best in class in clinic platforms and unparalleled global lab services capabilities, integrated with our cloud-based information management solutions, position us to drive accelerated development of the global standard of healthcare for companion animals."

Companion Animal Diagnostics Trends Update

Favorable global trends in companion animal healthcare continue to support high growth for CAG diagnostic products and services across regions. In the U.S., veterinary practices continue to see a step up in clinical visits, including benefits from higher new patient visit growth. U.S. same-store clinical visit growth at veterinary practices reached 12% in the first quarter, reflecting year-over-year growth of 9% in non-wellness visits and 16% in wellness visits. Average same-store revenue growth at U.S. veterinary practices was 15% in the first quarter, driven by high growth in healthcare services, including increased utilization of diagnostics. Additional U.S. companion animal practice key metrics are available in the Q1 2021 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

First Quarter Performance Highlights

Companion Animal Group

The Companion Animal Group generated 26% reported and 22% organic revenue growth for the quarter, supported by CAG Diagnostics recurring revenue growth of 27% on a reported basis and 23% on an organic basis. Growth was high across IDEXX's major modalities in the first quarter, reflecting continued strong growth in clinical visits and related diagnostic products and services, as well as some benefits from lapping of prior year COVID-19 impacts late in the quarter. Overall CAG revenue growth benefited from 31% reported growth and 27% organic growth in CAG Diagnostics capital instrument revenues, compared to constrained prior year levels.

  IDEXX VetLab® consumables generated 30% reported and 26% organic revenue growth, supported by ongoing expansion of our global premium instrument installed base, continued high customer retention rates, increases in testing utilization across an expanded test menu and moderate net price gains.
  Reference laboratory diagnostic and consulting services generated 25% reported and 22% organic revenue growth, with high organic growth across regions reflecting strong volume gains across testing categories and benefits from moderate net price gains.
  Rapid assay products revenues grew 21% as reported and 20% on an organic basis, with continued worldwide growth in SNAP® 4Dx Plus Test volumes, benefiting from strong overall market conditions including high growth in wellness testing, high customer retention levels and moderate net price gains.

Veterinary software, services and diagnostic imaging systems revenues grew 10% reported and 9% on an organic basis, driven by double-digit growth in subscription-based service revenues and growth in new veterinary software system placements. Overall growth was constrained by moderate declines in diagnostic imaging systems revenues, reflecting lower levels of earlier generation instrument platform sales.

Water

Water revenues decreased modestly on a reported basis and 3% on an organic basis for the quarter, compared to strong prior year results that included an estimated $2 million, or 8% growth benefit, from accelerated pre-pandemic stocking orders. When adjusting for this impact, Water revenues increased solidly, reflecting continued improvement in non-compliance related testing volumes which have been constrained during the pandemic.

Livestock, Poultry and Dairy ("LPD")

LPD revenues grew 15% reported and 9% on an organic basis, driven by strong growth in the Asia Pacific region. First quarter results saw an estimated $2 million benefit from shipment timing which largely offset favorable pre-pandemic shipment timing impacts in the first quarter of 2020. LPD results benefited from high demand for diagnostic testing programs for African Swine Fever and growth in core swine testing volumes in China. These gains more than offset lower herd health screening levels, compared to strong prior year results.

Gross Profit and Operating Profit

Gross profits increased 31% as reported and 28% on a comparable basis. Gross margin of 60.5% increased 310 basis points compared to prior year period results as reported and 320 basis points on a comparable basis. Gross margin results reflected reference laboratory productivity gains on high revenue growth, favorable mix from strong, high margin consumable revenue, and benefits from moderate price gains.

Operating margin was 31.8% in the quarter, 880 basis points higher than the prior year period results as reported and 830 basis points higher on a comparable basis, supported by operating expense leverage on strong revenue growth. Operating expenses increased 4% as reported and 3% on a comparable basis. Operating expense growth was moderated by comparisons to higher prior year pre-COVID-19 spending levels. The Company is planning for moderated gross margin gains and higher levels of operating expense growth over the balance of the year in comparison to tightly controlled prior year spending levels and as we advance investments to support our continued strong global growth momentum.

2021 Growth and Financial Performance Outlook

The following table provides the company's outlook for annual key financial metrics in 2021:

Amounts in millions except per share data and percentages

Growth and Financial Performance Outlook	2021

Revenue	$3,105	-	$3,160
Reported growth	14.5%	-	16.5%
Organic growth	13%	-	15%
CAG Diagnostics Recurring Revenue Growth
Reported growth	16%	-	17.5%
Organic growth	14.5%	-	16%
Operating Margin	28.3%	-	28.8%
Operating margin expansion	270	-	320 bps
Comparable margin expansion	150	-	200 bps
EPS	$7.88	-	$8.18
Reported growth	17%	-	22%
Comparable growth	21%	-	26%
Other Key Metrics
Net interest expense	$30	-	$31
Share-based compensation tax benefit	~ $16.5
Share-based compensation tax rate benefit	~ 2.0%
Effective tax rate	19%	-	20%
Share-based compensation EPS impact	~ $0.19
Reduction in average shares outstanding	0%	-	0.5%
Operating Cash Flow	100% - 110% of net income
Free Cash Flow	80% - 90% of net income
Capital Expenditures	$120 - $140

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2021.

Estimated Foreign Currency Exchange Rates and Impacts	2021

Revenue growth rate impact	~ 1.5%
CAG Diagnostics recurring revenue growth rate impact	~ 1.5%
Operating margin growth impact	~ 20 bps
EPS impact	~ $0.15
EPS growth impact	~ 2.0%

Foreign Currency Exchange Rate Assumptions
In U.S. dollars
euro	$1.17
British pound	$1.36
Canadian dollar	$0.79
Australian dollar	$0.75
Relative to the U.S. dollar
Japanese yen	¥111.00
Chinese renminbi	¥6.64
Brazilian real	R$5.75

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (EDT) to discuss its first quarter 2021 results and management's outlook. To participate in the conference call, dial 1-888- 771-4371 or 1-847-585-4405 and reference confirmation number 50143415. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (EDT) on that day via the same link and will remain available for one year.

2021 Annual Meeting of Shareholders

IDEXX Laboratories, Inc. will hold its 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") on Wednesday, May 12, 2021 at 10:00 a.m. (EDT). The 2021 Annual Meeting will be a virtual meeting via a live audio webcast at www.virtualshareholdermeeting.com/IDXX2021. The online pre-meeting forum can be accessed before the 2021 Annual Meeting at www.proxyvote.com for beneficial owners and www.proxyvote.com/idxx for registered shareholders. At this online pre-meeting forum, you can submit questions in writing in advance of the 2021 Annual Meeting, vote, view the Rules of Conduct and Procedures relating to the 2021 Annual Meeting and access copies of the Company's proxy materials and annual report.

Shareholders as of the close of business on March 19, 2021 are entitled to attend the 2021 Annual Meeting, vote their shares electronically and submit questions before and during the live audio webcast. As part of the 2021 Annual Meeting, the Company will answer the questions submitted by our shareholders during a live Q&A session, as time permits. The Company will publish the answer to each such question, including any for which there is not sufficient time to address during the 2021 Annual Meeting, on the Company's Investor Relations website as soon as practicable after the meeting. An archived replay will also be available at www.virtualshareholdermeeting.com/IDXX2021 after the conclusion of the 2021 Annual Meeting and will remain available for one year. Further information on the 2021 Annual Meeting can be found in the Company's proxy materials.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, offering diagnostic and software products and services that deliver solutions and insights to practicing veterinarians around the world. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk and point-of-care and laboratory diagnostics for human medicine. Headquartered in Maine, IDEXX employs approximately 9,300 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "First Quarter Results", "Gross Profit and Operating Profit", "2021 Growth and Financial Performance Outlook", and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to a product launch; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; projected operating margins and expenses and capital expenditures; projected tax, tax rate and EPS benefits from share-based compensation arrangements; and projected effective tax rates, reduction of average shares outstanding and net interest expense. These statements are intended to provide management's expectation of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as those described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates and revenue from business acquisitions. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three months ended March 31, 2021. Please refer to the 2021 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2021 organic revenue growth for the Company and CAG Diagnostics recurring revenue. The percentage change in revenue resulting from acquisitions represents incremental revenues attributable to business acquisitions that have occurred since the beginning of the prior year period. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2021 revenue growth and CAG Diagnostics recurring revenue growth.

The reconciliation of the 2-year average annual organic growth of CAG Diagnostics recurring revenue is as follows:

	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]

CAG Diagnostics recurring revenue growth rates for the quarter ended March 31, 2021	26.5%	3.1%	0.1%	23.3%
CAG Diagnostics recurring revenue growth rates for the quarter ended March 31, 2020	9.9%	(0.9)%	0.9%	10.0%
2-year average annual growth rates	18.2%	1.1%	0.5%	16.6%
[1]See Statement Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted first quarter 2021 results as follows: increased gross profit growth by 3.2%, decreased gross margin growth by 10 basis points, increased operating expense growth by 0.8%, increased operating profit growth by 7%, increased operating profit margin growth by 50 basis points, and increased EPS growth by 7.0%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three months ended March 31, 2021 and refer to the 2021 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2021 projections and estimates.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year
	March 31,	March 31,	Change
Dollar amounts in thousands	2021	2020
Gross Profit (as reported)	$470,782	$359,590	31%
Gross margin	60.5%	57.4%	310 bps
Comparability adjustments:
Change from currency	(11,438)	—
Comparable gross profit growth	$459,344	$359,590	28%
Comparable gross margin and gross margin gain (or growth)	60.6%	57.4%	320 bps

Operating expenses (as reported)	$223,160	$215,265	4%
Comparability adjustments:
Change from currency	(1,612)	—
Comparable operating expense growth	$221,548	$215,265	3%

Income from operations (as reported)	$247,622	$144,325	72%
Operating margin	31.8%	23.0%	880 bps
Comparability adjustments:
Change from currency	(9,827)	—
Comparable operating profit growth	$237,795	$144,325	65%
Comparable operating margin and operating margin gain (or growth)	31.4%	23.0%	830 bps
Amounts presented may not recalculate due to rounding.

Projected 2021 comparable operating margin expansion outlined in the 2021 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2020 reported operating margin adjusted for impacts of the expired royalty litigation matter charges in the third quarter of 2020, which reduced full year 2020 operating margin growth by approximately 100 basis points; and (ii) projected full year 2021 reported operating margin adjusted for estimated positive year-over-year foreign currency exchange rate change impact of approximately 20 basis points.

These impacts and those described in the constant currency note above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2021 operating margin expansion) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that excludes the impact of changes in foreign currency exchange rates, the tax benefits of share-based compensation activity under ASU 2016-09 and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company's business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year
	March 31,	March 31,	Growth
	2021	2020
Earnings per share (diluted)	$2.35	$1.29	82%
Comparability Adjustments:
Share-based compensation activity	(0.17)	(0.08)
Change from currency	(0.09)	—
Comparable EPS growth	$2.09	$1.21	73%
Amounts presented may not recalculate due to rounding.

Projected 2021 comparable EPS growth outlined in the 2021 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2020 reported EPS adjusted for positive share-based compensation activity of $0.45 for full year 2020, positive Swiss tax reform impact of $0.25 in the fourth quarter of 2020, and negative expired royalty litigation matter impact of $0.24 in the third quarter of 2020; and (ii) projected full year 2021 reported EPS adjusted for estimated positive share-based compensation activity of $0.19 and estimated positive year-over-year foreign currency exchange rate change impact of $0.15.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2021 reported EPS growth) to comparable EPS growth for the Company.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three months ended March 31, 2021 and 2020. To estimate projected 2021 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $120 - $140 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Notes and Definitions

Swiss tax reform impact - A one-time positive income tax impact related to the enactment of tax reform in Switzerland reflected in the fourth quarter of 2020, when the Company recorded an approximately $22 million deferred tax asset related to transitional benefits.

Expired royalty litigation matter - The Company established an accrual of $27.5 million in the third quarter of 2020 related to an ongoing matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement. The accrual amount represents the amount of a possible loss that we have determined to be probable and estimable, and the actual cost of resolving this matter may be higher or lower than the amount accrued.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31,	March 31,
		2021	2020
Revenue:	Revenue	$777,707	$626,336
Expenses and Income:	Cost of revenue	306,925	266,746
	Gross profit	470,782	359,590
	Sales and marketing	114,811	116,143
	General and administrative	70,770	65,812
	Research and development	37,579	33,310
	Income from operations	247,622	144,325
	Interest expense, net	(7,532)	(7,552)
	Income before provision for income taxes	240,090	136,773
	Provision for income taxes	35,801	24,917
Net Income:	Net income	204,289	111,856
	Less: Noncontrolling interest in subsidiary's earnings	32	29
	Net income attributable to stockholders	$204,257	$111,827
	Earnings per share: Basic	$2.39	$1.31
	Earnings per share: Diluted	$2.35	$1.29
	Shares outstanding: Basic	85,530	85,427
	Shares outstanding: Diluted	86,917	86,705

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information (Unaudited)
		Three Months Ended
		March 31,	March 31,
		2021	2020
Operating Ratios	Gross profit	60.5%	57.4%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	23.9%	29.1%
	Research and development expense	4.8%	5.3%
	Income from operations[1]	31.8%	23.0%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		March 31, 2021	Percent of Revenue	March 31, 2020	Percent of Revenue

Revenue:	CAG	$692,767		$551,996
	Water	34,040		34,149
	LPD	39,270		34,154
	Other	11,630		6,037
	Total	$777,707		$626,336

Gross Profit:	CAG	$412,874	59.6%	$309,343	56.0%
	Water	23,465	68.9%	24,749	72.5%
	LPD	26,881	68.5%	22,312	65.3%
	Other	7,562	65.0%	3,186	52.8%
	Total	$470,782	60.5%	$359,590	57.4%

Income from Operations:	CAG	$213,210	30.8%	$118,659	21.5%
	Water	14,772	43.4%	15,882	46.5%
	LPD	13,808	35.2%	9,663	28.3%
	Other	5,832	50.1%	121	2.0%
	Total	$247,622	31.8%	$144,325	23.0%

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)
	Three Months Ended

	March 31, 2021	March 31, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net Revenue
CAG	$692,767	$551,996	$140,771	25.5%	2.9%	0.1%	22.4%
United States	444,410	373,275	71,135	19.1%	—	0.1%	19.0%
International	248,357	178,721	69,636	39.0%	9.6%	0.2%	29.2%
Water	34,040	34,149	(109)	(0.3)%	2.3%	—	(2.6)%
United States	16,568	16,941	(373)	(2.2)%	—	—	(2.2)%
International	17,472	17,208	264	1.5%	4.6%	—	(3.1)%
LPD	39,270	34,154	5,116	15.0%	5.7%	—	9.3%
United States	3,748	3,777	(29)	(0.8)%	—	—	(0.8)%
International	35,522	30,377	5,145	16.9%	6.5%	—	10.5%
Other	11,630	6,037	5,593	92.7%	—	—	92.7%
Total Company	$777,707	$626,336	$151,371	24.2%	3.1%	0.1%	21.0%
United States	472,638	396,783	75,855	19.1%	—	0.1%	19.0%
International	305,069	229,553	75,516	32.9%	8.6%	0.2%	24.2%

	Three Months Ended

	March 31, 2021	March 31, 2020	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
Net CAG Revenue
CAG Diagnostics recurring revenue:	$617,280	$487,925	$129,355	26.5%	3.1%	0.1%	23.3%
IDEXX VetLab consumables	246,092	188,713	57,379	30.4%	4.0%	—	26.4%
Rapid assay products	69,611	57,430	12,181	21.2%	1.2%	—	20.0%
Reference laboratory diagnostic and consulting services	275,781	220,261	55,520	25.2%	2.8%	0.3%	22.2%
CAG Diagnostics services and accessories	25,796	21,521	4,275	19.9%	3.8%	—	16.0%
CAG Diagnostics capital – instruments	31,190	23,833	7,357	30.9%	3.9%	—	27.0%
Veterinary software, services and diagnostic imaging systems	44,297	40,238	4,059	10.1%	0.9%	—	9.2%
Net CAG revenue	$692,767	$551,996	$140,771	25.5%	2.9%	0.1%	22.4%

[1]See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)
		March 31, 2021	December 31, 2020

Assets:	Current Assets:
	Cash and cash equivalents	$351,163	$383,928
	Accounts receivable, net	381,792	331,429
	Inventories	225,559	209,873
	Other current assets	139,284	137,508
	Total current assets	1,097,798	1,062,738
	Property and equipment, net	543,963	555,167
	Other long-term assets, net	685,624	676,656
	Total assets	$2,327,385	$2,294,561
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$87,175	$74,558
	Accrued liabilities	366,877	415,648
	Current portion of long-term debt	124,971	49,988
	Deferred revenue	41,639	42,567
	Total current liabilities	620,662	582,761
	Long-term debt, net of current portion	778,747	858,492
	Other long-term liabilities, net	224,541	220,513
	Total long-term liabilities	1,003,288	1,079,005
	Total stockholders' equity	702,696	632,088
	Noncontrolling interest	739	707
	Total stockholders' equity	703,435	632,795
	Total liabilities and stockholders' equity	$2,327,385	$2,294,561

IDEXX Laboratories, Inc. and Subsidiaries
Select Balance Sheet Information (Unaudited)
		March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Selected Balance Sheet Information:	Days sales outstanding[1]	41.8	42.2	41.5	44.4	41.5
	Inventory turns[2]	2.0	2.1	1.9	1.6	1.9

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product revenue for the twelve months preceding each quarter-end divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)
		Three Months Ended
		March 31, 2021	March 31, 2020

Operating:	Cash Flows from Operating Activities:
	Net income	$204,289	$111,856
	Non-cash adjustments to net income	39,695	37,557
	Changes in assets and liabilities	(119,562)	(121,542)
	Net cash provided by operating activities	124,422	27,871
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(20,163)	(49,002)
	Acquisition of intangible assets and businesses	(4,424)	(668)
	Net cash used by investing activities	(24,587)	(49,670)
Financing:	Cash Flows from Financing Activities:
	Borrowings on revolving credit facilities, net	—	198,110
	Repurchases of common stock	(132,262)	(182,815)
	Proceeds from exercises of stock options and employee stock purchase plans	17,594	10,210
	Shares withheld for statutory tax withholding on restricted stock	(14,983)	(8,604)
	Net cash (used) provided by financing activities	(129,651)	16,901
	Net effect of changes in exchange rates on cash	(2,949)	(4,033)
	Net decrease in cash and cash equivalents	(32,765)	(8,931)
	Cash and cash equivalents, beginning of period	383,928	90,326
	Cash and cash equivalents, end of period	$351,163	$81,395

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow
Amounts in thousands except per share data (Unaudited)
		Three Months Ended
		March 31, 2021	March 31, 2020

Free Cash Flow:	Net cash provided by operating activities	$124,422	$27,871
	Investing cash flows attributable to purchases of property and equipment	(20,163)	(49,002)
	Free cash flow[1]	$104,259	($21,131)

[1]See Statements Regarding Non-GAAP Financial Measures, above.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended
	March 31, 2021	March 31, 2020

Shares repurchased in the open market	277	721
Shares acquired through employee surrender for statutory tax withholding	28	30
Total shares repurchased	305	751

Cost of shares repurchased in the open market	$139,213	$179,623
Cost of shares for employee surrenders	14,983	8,604
Total cost of shares	$154,196	$188,227

Average cost per share – open market repurchases	$501.62	$249.20
Average cost per share – employee surrenders	$544.08	$288.78
Average cost per share – total	$505.45	$250.77

Contact: John Ravis, Investor Relations, 1-207-556-8155